UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2017

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

300 E. Sonterra Blvd. Ste. 1220
San Antonio, Texas	78258
(Address of Principal Executive Officer)	(Zip Code)

(210) 999-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer

On January 23, 2017, Kevin Nanke ceased serving as Executive Vice President and Chief Financial Officer of Lilis Energy, Inc. (the “Company”). The Company intends to provide Mr. Nanke with full severance benefits entitled to him pursuant to his employment agreement.

On January 23, 2017, the Company appointed Joseph C. Daches as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective immediately. In connection with his appointment, Mr. Daches entered into an employment agreement with the Company. The initial term of the agreement is scheduled to end on December 31, 2017, and the agreement will renew automatically for additional one-year periods beginning on December 31, 2017, unless either party gives notice of non-renewal at least 180 days before the end of the then-current term.

Mr. Daches’ base salary for the first three years will be $300,000, $350,000 and $375.000, respectively. This base salary will be reviewed periodically for increase by the Company’s Board of Directors (the “Board”). Mr. Daches will be eligible under his agreement to receive a one-time, cash performance bonus of $50,000 payable on the first regular payroll date of the Company following the timely filing of its Annual Report on Form 10-K for the year ended December 31, 2016. Mr. Daches will be eligible to receive an additional cash bonus equal to a percentage of his base salary (ranging from 0% to 400%) depending on the level of achievement of certain BOE per day, EBITDAX and cash on hand performance measures during the first year of his agreement. Mr. Daches will also be eligible to receive awards of equity and non-equity compensation and to participate in the Company’s annual and long-term incentive plans, in each case as determined by the Board in its discretion.

Under his employment agreement, Mr. Daches will be entitled to a lump sum severance payment equal to 12 months of base salary plus COBRA premiums upon a termination by the Company without cause or a termination by him for good reason (or 24 months if the termination occurs within 12 months following a change in control). If his employment agreement is terminated due to death or disability, he will be entitled to a lump sum severance payment equal to six months of COBRA premiums. All severance payments under Mr. Daches’ employment agreement are subject to his execution and non-revocation of a release of claims against the Company. The severance payments are also subject to reduction in order to avoid any excise tax associated with Section 280G of the Internal Revenue Code, but only if that reduction would result in Mr. Daches receiving a greater net after tax benefit as a result of the reduction.

All payments to Mr. Daches under his employment agreement will be subject to clawback to the extent required by applicable law. Further, Mr. Daches is subject to non-competition, non-solicitation, anti-raiding, and confidentiality provisions under his employment agreement.

The foregoing description of the Company’s employment agreement with Mr. Daches is not complete and is subject in its entirety by reference to the terms of such employment agreement, a copy of which is attached as Exhibit 10.1 hereto.

Prior to his appointment as Executive Vice President, Chief Financial Officer and Treasurer of the Company, the Company engaged Mr. Daches as a Senior Advisor to the Board beginning on December 15, 2016. In connection with this engagement, the Company and Mr. Daches entered into an agreement pursuant to which Mr. Daches received a cash signing bonus of $25,000 and a grant of stock options under the Company’s 2016 Omnibus Incentive Plan to purchase 750,000 shares of common stock with an exercise price of $2.98. These options are scheduled to vest over two years, with 34% vesting on the date of the grant, 33% vesting on the first anniversary of the date of the grant and 33% vesting on the second anniversary of the date of the grant, subject to continued service through each vesting date.

Prior to joining the Company, Mr. Daches, age 50, most recently held the position of Chief Financial Officer and Senior Vice President of Magnum Hunter Resources Corp. (“MHR”) from July 2013 to June 2016, where he finished his tenure by successfully guiding MHR through a restructuring, and upon emergence was appointed Co-CEO by MHR’s new board of directors until his departure. Mr. Daches has over 20 years of experience and expertise in directing strategy, accounting and finance in primarily small and mid-size oil and gas companies and has helped guide several of those companies through financial strategy, capital raises and private and public offerings. Prior to joining MHR, Mr. Daches served as Executive Vice President, Chief Accounting Officer and Treasurer of Energy & Exploration Partners, Inc. from September 2012 until June 2013 and as a director of that company from April 2013 through June 2013. He previously served as a partner and Managing Director of the Willis Consulting Group, LLC, from January 2012 to September 2012. From October 2003 to December 2011, Mr. Daches served as the Director of E&P Advisory Services at Sirius Solutions, LLC, where he was primarily responsible for financial reporting, technical and oil and gas accounting and the overall management of the E&P Advisory Services practice. Mr. Daches earned a Bachelor of Science in Accounting from Wilkes University in Pennsylvania, and he is a certified public accountant in good standing with the Texas State Board of Public Accountancy.

Other Executive Officer Changes

On January 24, 2017, the Board terminated Michael Pawelek as President of the Company. As a result of Mr. Pawelek’s termination from the Company, pursuant to his employment agreement, he has also been deemed to have resigned from the Board. Also on January 24, 2017, the Board terminated Edward Shaw as Chief Operating Officer of the Company.

Item 7.01	Regulation FD Disclosure.

On January 26, 2017, the Company issued a press release announcing the appointment of Mr. Daches. A copy of that press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements & Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated January 23, 2017, between Joseph Daches and Lilis Energy, Inc.
99.1	Press Release of Lilis Energy, Inc. dated January 25, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2017	LILIS ENERGY, INC.

	By:	/s/ Joseph C. Daches
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated January 23, 2017, between Joseph Daches and Lilis Energy, Inc.

99.1	Press Release of Lilis Energy, Inc. dated January 25, 2017.